                            SCHEDULE 14A INFORMATION
                                 (RULE 14A 101)

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            ADVANCED MAGNETICS, INC.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 4, 1997
                            ------------------------

     The Annual Meeting of Stockholders of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 4, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect seven directors to serve for the ensuing year.

     2.  To approve the adoption of the 1997 Employee Stock Purchase Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 16, 1996 will be entitled to vote at the meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

Cambridge, Massachusetts
December 26, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 4, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 4, 1997 and at any adjournment of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     December 16, 1996 was the record date for the determination of stockholders entitled to vote at the meeting. On that date, there were an aggregate of 6,796,318 shares of Common Stock of the Company outstanding and entitled to vote. Each share is entitled to one vote.

     The Company's Annual Report for fiscal 1996 was mailed to the stockholders with the mailing of this Notice of Meeting and Proxy Statement on or about December 26, 1996.

VOTES REQUIRED

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the meeting is required for all other matters being submitted to stockholders at the meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included. Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 16, 1996, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the chief executive officer and each other executive officer of the Company as of September 30, 1996 whose annual compensation exceeded $100,000, and (iii) all directors and officers of the Company as a group:

                                                                       PERCENTAGE
                                                                           OF
                         NAME AND ADDRESS                 NUMBER OF   COMMON STOCK
                      OF BENEFICIAL OWNER(1)               SHARES     OUTSTANDING
          ----------------------------------------------  ---------   ------------
          Jerome Goldstein(2)(3)(4).....................   693,722        10.21%
          Marlene Kaplan Goldstein(2)(4)................   682,517        10.04%
          BVF Partners L.P. (5).........................   393,400         5.79%
           333 West Wacker Drive, Suite 1600
            Chicago, Illinois 60606
          Eiken Chemical Co., Ltd.......................   375,000         5.52%
           1-33-8 Hongo
            Bunkyo-Ku
            Tokyo, Japan
          Lee Josephson, Ph.D.(6).......................   136,554         2.01%
          Paula M. Jacobs, Ph.D.(7).....................    35,649            *
          Jerome M. Lewis, Ph.D. (8)....................    24,305            *
          Mark C. Roessel (9)...........................    21,657            *
          Leonard M. Baum (10)..........................    10,739            *
          All directors and executive officers as a
            group (13 persons)(11)......................  1,613,962       23.75%

---------------

   * Less than 1%.

 (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

 (2) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

 (3) Includes 15,000 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 14, 1997.

 (4) Includes 14,500 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children. Excludes 118,300 shares held by the children of Jerome Goldstein and Marlene Kaplan Goldstein, as to which shares each of Jerome Goldstein and Marlene Kaplan Goldstein disclaims beneficial ownership.

 (5) Based upon a Schedule 13D filed with the Securities and Exchange Commission on October 29, 1996, BVF Partners L.P. ("Partners") is beneficial owner of 393,400 shares of stock. BVF, Inc., One Sansome Street, 39th Floor, San Francisco, California 94104, is an investment advisor to and general partner of Partners. BVF, Inc. shares voting and dispositive power over the 393,400 shares held by Partners.

 (6) Includes 9,000 shares issuable to Dr. Josephson pursuant to options exercisable on or before February 14, 1997. Excludes 12,074 shares, as to which shares Dr. Josephson disclaims beneficial ownership, held by the children of Dr. Josephson.

 (7) Includes 11,750 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 14, 1997 and 1,518 shares held in a custodial account for her daughter. Excludes 1,425 shares held by the adult son of Dr. Jacobs, as to which Dr. Jacobs disclaims beneficial ownership.

 (8) Includes 11,000 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 14, 1997.

 (9) Includes 13,000 shares issuable to Mr. Roessel pursuant to options exercisable on or before February 14, 1997.

(10) Includes 10,000 shares issuable to Mr. Baum pursuant to options exercisable on or before February 14, 1997.

(11) Includes 125,868 shares held in family trusts and custodial accounts for various directors' and officers' children and 157,500 shares issuable under options exercisable on or before February 14, 1997.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

     Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

     The following table sets forth the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years, the year of the commencement of his term as a director of the Company, the number of shares of Common Stock of the Company beneficially owned by him on December 16, 1996 and the percentage of all outstanding shares of Common Stock owned by him.

                                                                          NUMBER         PERCENTAGE
                                                      COMMENCEMENT      OF SHARES            OF
          NAME, AGE, PRINCIPAL OCCUPATION             OF TERM AS A     BENEFICIALLY     COMMON STOCK
              AND BUSINESS EXPERIENCE                   DIRECTOR         OWNED(1)       OUTSTANDING
----------------------------------------------------  ------------     ------------     ------------
Thomas Coor.........................................      1983             29,000(2)        *
  Dr. Coor, age 74, is a consultant. Dr. Coor is
  also a director of Aaston Inc., a developer of
  specialty biochemicals.
Jerome Goldstein....................................      1981            693,722(3)        10.21%
  Mr. Goldstein, age 57, is a founder of the Company
  and has been Chairman of the Board of Directors,
  President, Chief Executive Officer and Treasurer
  since the Company's organization in November 1981.
Leslie Goldstein....................................      1981            330,750(2)(4)      4.87%
  Mr. Goldstein, age 61, has been engaged in
  investment analysis as a principal of SRG
  Associates since June 1977. SRG Associates is a
  division of Fahnestock & Company, Inc, a security
  broker-dealer. Mr. Goldstein is the brother of
  Jerome Goldstein.

                                                                          NUMBER         PERCENTAGE
                                                      COMMENCEMENT      OF SHARES            OF
          NAME, AGE, PRINCIPAL OCCUPATION             OF TERM AS A     BENEFICIALLY     COMMON STOCK
              AND BUSINESS EXPERIENCE                   DIRECTOR         OWNED(1)       OUTSTANDING
----------------------------------------------------  ------------     ------------     ------------
Richard L. McIntire.................................      1982            110,500(2)(5)      1.63%
  Mr. McIntire, age 62, has been President of
  Clinical Staffing, Inc. since July 1996 and
  Chairman of the Board of Marketing Information
  Systems, Inc., a developer of computer software
  since January 1993. He has been Chairman of
  Vantage Capital Group, an investment and
  consulting firm, since November 1990.
Edward B. Roberts...................................      1982            111,500(2)(6)      1.64%
  Professor Roberts, age 61, has been a Professor at
  the Sloan School at the Massachusetts Institute of
  Technology since 1961. He is a co-founder and the
  Chairman of Pugh-Roberts Associates, Inc., a
  management consulting firm that is now a division
  of PA Consulting Group, Inc. He is also a general
  partner of Zero Stage Capital Management, L.P., a
  venture capital limited partnership. He is also a
  director of SelfCare, Inc., PegaSystems, Inc. and
  Medical Information Technology Inc.
Roger E. Travis.....................................      1981             34,361(7)        *
  Mr. Travis, age 58, is President of Roger E.
  Travis Associates, a small business consulting
  firm founded by him in 1978 and Treasurer of 235
  Ocean St. Inc., a food service provider.
George M. Whitesides................................      1981             76,500(2)         1.13%
  Professor Whitesides, age 57, has been a Professor
  of Chemistry at Harvard University since July
  1982. He is a director of Dexter Corporation, a
  manufacturer of specialty material product and
  Geltex Inc., a biopharmaceutical company.

---------------

  * Less than 1%.

(1) Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed.

(2) Includes 16,500 shares issuable under currently exercisable options granted to each non-employee director.

(3) See notes 2, 3 and 4 to the table set forth under the caption "Principal Stockholders."

(4) Includes 21,750 shares held by Leslie Goldstein for the following charitable foundation and trusts: 3,750 shares held by him as Trustee of the Allan Goldstein Children's Trust, 3,000 shares held by him as Trustee for his children and 15,000 shares held by him as Trustee of the Leslie and Roslyn Goldstein Foundation. Includes 1,500 shares, as to which Mr. Goldstein disclaims beneficial ownership, owned by Mr. Goldstein's wife. Does not include 191,206 shares held in certain investment accounts over which Mr. Goldstein exercises limited investment discretion. Mr. Goldstein has relinquished any rights to exercise investment discretion over such shares and accordingly disclaims beneficial ownership of such shares.

(5) Includes 50,600 shares held in joint tenancy with Mr. McIntire's wife.

(6) Includes 34,500 shares held by Dr. Roberts as trustee for his children.

(7) Includes 8,000 shares, as to which Mr. Travis disclaims beneficial ownership of 3,000 shares, held by Mr. Travis as custodian for his children, and includes 9,000 shares issuable under currently exercisable options granted to Mr. Travis in his capacity as a non-employee director.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during the fiscal year ended September 30, 1996 and each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he then served.

     Jerome Goldstein, Roger Travis and Edward Roberts serve as members of the Audit Committee of the Board of Directors. The Audit Committee oversees generally the financial controls and practices of the Company. The Audit Committee conducted two formal meetings apart from Board of Directors meetings during the 1996 fiscal year.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of each of (i) the Company's Chairman of the Board of Directors, President and Treasurer and (ii) the four other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus in fiscal year 1996 (collectively, the "Named Officers") for each of the fiscal years ended September 30, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                          AWARDS(2)
                                                ANNUAL        ---------------------------------
                                            COMPENSATION(1)     SECURITIES
                                           -----------------    UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY($)  OPTIONS/SARS(#)  COMPENSATION($)
-----------------------------------------  ----    ---------  ---------------  ----------------
Jerome Goldstein.........................  1996     220,738        0                11,215(3)
  Chairman of the Board of Directors,      1995     211,102        0                12,875(3)
  Chief Executive Officer, President and   1994     202,075        30,000           10,419(3)
  Treasurer
Lee Josephson, Ph.D......................  1996     124,731        0                 2,000(4)
  Senior Vice President -- Research        1995     119,232         4,000            2,000(4)
                                           1994     113,846         2,000            2,000(4)
Paula M. Jacobs, Ph.D....................  1996     118,500        0                 2,000(4)
  Vice President -- Development            1995     113,462         4,000            2,000(4)
                                           1994     107,549         2,000            2,000(4)
Jerome M. Lewis, Ph.D....................  1996     112,115        0                 2,000(4)
  Vice President -- Scientific Operations  1995     107,114         4,000            2,000(4)
                                           1994     102,118         2,000            2,000(4)
Leonard M. Baum(5).......................  1996     186,231        0                 2,000(4)
  Vice President -- Clinical Development   1995     177,234        0                 2,000(4)

---------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 1996, 1995 and 1994.

(3) Includes $9,215, $10,875 and $8,419 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 1996, 1995 and 1994, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan.

(4) Represents amount contributed for the benefit of the Named Officers to the Company's 401(k) plan.

(5) Mr. Baum joined the Company in October 1994.

OPTION GRANTS IN THE LAST FISCAL YEAR

     There were no stock options granted to the Named Officers during the fiscal year ended September 30, 1996.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 1996, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 1996 and (iv) the value of such unexercised options at September 30, 1996:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        SEPTEMBER 30, 1996 OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                             SHARES        VALUE        AT SEPTEMBER 30, 1996(#)      AT SEPTEMBER 30, 1996($)(2)
                           ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
           NAME            EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------- -----------    --------    -----------    -------------    -----------    -------------
Jerome Goldstein..........       --            --        15,000          15,000          21,140          21,140
Lee Josephson, Ph.D.......       --            --         8,000           4,000          17,448            (938)
Paula M. Jacobs, Ph.D.....    2,000        31,528        11,750           4,250          82,185            (125)
Jerome M. Lewis, Ph.D.....      940        22,015        10,000           4,000          56,948            (938)
Leonard M. Baum...........       --            --        10,000          10,000           2,500           2,500

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 1996 ($16.625 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option.

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

To Our Stockholders:

     The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

     Salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 5. On an annual basis, the Board reviews these salaries and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted each of its executives' compensation by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 1996, the Board determined the Company's performance primarily by reference to the progress of the Company's clinical trials and product development efforts. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 5.

     In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

     As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 5 in fiscal 1996.

Members of the Board of Directors:

Thomas Coor                           Edward B. Roberts
Jerome Goldstein                      Roger E. Travis
Leslie Goldstein                      George M. Whitesides
Richard L. McIntire

COMPENSATION OF DIRECTORS

     During the fiscal year ended September 30, 1996, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

     Under the terms of the 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991, and who was not an employee or an officer of the Company, was automatically granted on such date an option to purchase 5,000 shares of the Company's Common Stock, and received an option to purchase an additional 5,000 shares on each successive fifth anniversary of November 5,

1991 if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto. On November 5, 1996, each of the non-employee directors received an option to purchase 5,000 shares at an exercise price of $15.25 per share.

     Under the terms of the 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992, and who was not an employee or an officer of the Company, was automatically granted on such date an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of November 10, 1992 if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 1996, Jerome Goldstein, the Company's Chairman of the Board of Directors, President, Chief Executive Officer and Treasurer, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein abstained from voting with respect to decisions concerning his compensation as an executive officer of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1996 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2835 (in vitro and in vivo diagnostic substances). The comparison assumes $100 was invested on October 1, 1991 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG ADVANCED MAGNETICS, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

        MEASUREMENT PERIOD           ADVANCED MAGNET-
      (FISCAL YEAR COVERED)               ICS INC         INDUSTRY INDEX       BROAD MARKET
1991                                            100.00              100.00              100.00
1992                                             68.94               59.61              104.36
1993                                             78.79               68.37              122.51
1994                                             99.24               63.23              124.86
1995                                            156.06               91.13              150.45
1996                                            100.76              104.33              156.58

     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan") was adopted by the Board of Directors on December 13, 1996, subject to shareholder approval. The complete text of the 1997 Purchase Plan is attached hereto as Appendix A.

     The 1997 Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Company, and participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The 1997 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. Under the 1997 Purchase Plan, payroll deductions are used to purchase the Company's Common Stock for eligible, participating employees through the exercise of stock options.

     It is intended that the 1997 Purchase Plan will constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 1997 Purchase Plan is administered by the Board of Directors of the Company or a committee thereof. The Board of Directors, subject to the provisions of the 1997 Purchase Plan, has the power to construe the 1997 Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1997 Purchase Plan as it may deem appropriate. The Board of Directors may from time to time adopt amendments to the 1997 Purchase Plan provided that, without the approval of the Company's shareholders, no amendment may increase the number of shares that may be issued under the 1997 Purchase Plan or change the class of the employees eligible to receive options under the 1997 Purchase Plan or cause Rule 16b-3 under the Securities Exchange Act of 1934 to be inapplicable to the 1997 Purchase Plan.

     The 1997 Purchase Plan may be terminated at any time by the Company's Board of Directors but such termination will not affect options then outstanding under the 1997 Purchase Plan. If at any time shares of Common Stock reserved for the purposes of the 1997 Purchase Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1997 Purchase Plan will terminate. Upon termination of the 1997 Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1997 Purchase Plan participants without interest.

     The 1997 Purchase Plan authorizes the issuance of up to 150,000 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of nontransferable options granted to participating employees. The Common Stock subject to the options under the 1997 Purchase Plan includes shares of the Company's authorized but unissued Common Stock and shares of Common Stock reacquired by the Company, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

     An employee electing to participate in the 1997 Purchase Plan must authorize an amount (a whole percentage not less than 1% nor more than 10% of the employee's cash compensation) to be deducted by the Company from the employee's pay and applied toward the purchase of Common Stock under the 1997 Purchase Plan. Deductions under the 1997 Purchase Plan may be increased or decreased during the twelve-month period commencing on the first day of June and ending annually on the last day of May in each year (the "Payment Period"). On the first business day of each Payment Period, the Company will grant to each 1997 Purchase Plan participant an option to purchase shares of Common Stock of the Company. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions, on the condition that the employee remains eligible to participate in the 1997 Purchase Plan throughout the Payment Period. In no event, however, may the employee exercise an option granted under the 1997 Purchase Plan for more than 1,500 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of

1,500 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1997 Purchase Plan and all other Section 423 plans of the Company and any subsidiary companies, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1997 Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period, and (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period. The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

     For purposes of the 1997 Purchase Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. An employee may enter the 1997 Purchase Plan by delivering to the Company, at least 10 days before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1997 Purchase Plan.

     Employees of the Company (and participating subsidiaries) who have completed one year of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period are eligible to participate in the 1997 Purchase Plan. An employee may not be granted an option under the 1997 Purchase Plan, if after the granting of the option such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

     An employee may withdraw from the 1997 Purchase Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1997 Purchase Plan.

     If an employee is not a participant in the 1997 Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1997 Purchase Plan generally terminate upon his voluntary withdrawal from the 1997 Purchase Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death or any other reason, except that employment shall be treated as continuing intact while an employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee's right to reemployment is guaranteed either by statute or by contract, if longer.

     An employee's rights under the 1997 Purchase Plan are the employee's alone and may not be transferred to, assigned to, or availed of by any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

     The proceeds received by the Company from the sale of Common Stock pursuant to the 1997 Purchase Plan will be used for general corporate purposes. The Company's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The date of commencement of the first Payment Period shall be June 1, 1997.

     The following general rules are currently applicable for United States federal income tax purposes to employees who receive grants of options for Common Stock and purchase shares of Common Stock pursuant to the 1997 Purchase
Plan:

          1. The amounts deducted from an employee's pay under the 1997 Purchase Plan will be included in the employee's compensation subject to federal income tax. Subject to certain requirements no additional income will be recognized by the employee either at the time options are granted pursuant to the 1997 Purchase Plan or at the time the employee purchases shares pursuant to the 1997 Purchase Plan.

          2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

             (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

             (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

          3. If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

          4. If the two-year holding period is satisfied, the Company will not be entitled to any federal income tax deduction with respect to the options granted to acquire such shares. If this two-year holding period is not satisfied, the Company generally will be entitled to a deduction in an amount equal to the amount which is treated as ordinary income to the employee.

Approval of the 1997 Purchase Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and entitled to vote. The Board of Directors recommends a vote FOR approval of the 1997 Purchase Plan.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than August 28, 1997 for inclusion in the proxy statement for that meeting.

                                             By Order of the Board of Directors

                                                 MARLENE KAPLAN GOLDSTEIN,
                                                         Secretary

December 26, 1996

     THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A

                            ADVANCED MAGNETICS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1 -- PURPOSE.

     This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Advanced Magnetics, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2 -- ADMINISTRATION OF THE PLAN.

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 -- ELIGIBLE EMPLOYEES.

     All employees of the Company or any of its participating subsidiaries who have completed one year of employment shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article
5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4 -- STOCK SUBJECT TO THE PLAN.

     The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $0.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 150,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 -- PAYMENT PERIOD AND STOCK OPTIONS.

     The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on June 1, 1997 and shall end on May 31, 1998. For the remainder of the duration of the Plan, Payment Periods shall consist of the twelve-month periods commencing on June 1 and ending on May 31 of each calendar year.

     Once each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,500 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,500 shares except for the 1,500-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,500 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

     For purposes of the Plan, the term "average market price" on any date means
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     For purposes of the Plan, the term "business day" means a day on which there is trading on the NASDAQ National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Massachusetts.

     No employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6 -- EXERCISE OF OPTION.

     Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,500-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant's account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7 -- AUTHORIZATION FOR ENTERING THE PLAN.

     An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

          A. Stating the percentage to be deducted regularly from the employee's pay;

          B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

     Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8 -- MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

     An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9 -- CHANGE IN PAYROLL DEDUCTIONS.

     Deductions may be increased or decreased during a Payment Period.

ARTICLE 10 -- WITHDRAWAL FROM THE PLAN.

     A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

     To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11 -- ISSUANCE OF STOCK.

     Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

     Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12 -- ADJUSTMENTS.

     Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

     If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,500-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

     The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13 -- NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

     An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14 -- TERMINATION OF EMPLOYEE'S RIGHTS.

     Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

     If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

ARTICLE 15 -- TERMINATION AND AMENDMENTS TO PLAN.

     UNLESS TERMINATED SOONER AS PROVIDED BELOW, THE PLAN SHALL TERMINATE ON MAY 31, 2002. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16 -- LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17 -- PARTICIPATING SUBSIDIARIES.

     The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18 -- OPTIONEES NOT STOCKHOLDERS.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19 -- APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20 -- NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

     By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21 -- WITHHOLDING OF ADDITIONAL INCOME TAXES.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plans the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 22 -- GOVERNMENTAL REGULATIONS.

     The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23 -- GOVERNING LAW.

     The validity and construction of the Plan shall be governed by the laws of Massachusetts, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24 -- APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY.

     The Plan was adopted by the Board of Directors on December 13, 1996 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders.

                            ADVANCED MAGNETICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD FEBRUARY 4, 1997

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P
R           The undersigned, revoking all prior proxies, hereby appoint(s)
O      Jerome Goldstein and Edward B. Roberts, and each of them, with full power
X      of substitution, as proxies to represent and vote as designated herein,
Y all shares of stock of Advanced Magnetics, Inc. ("the Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 4, 1997 at 10:00 a.m., local time, and at any adjournment thereof.

            IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

            This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                                    ------------
                        CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
                                                                        SIDE

                                                                    ------------


[X]    PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

1. To Elect Directors.                                      2. To approve the adoption     FOR  AGAINST  ABSTAIN
                                                               of the 1997 Employee Stock  [ ]    [ ]      [ ]
NOMINEES: Thomas Coor, Jerome Goldstein, Leslie                Purchase Plan.
Goldstein, Richard L McIntire, Edward B. Roberts, Roger
E. Travis and George M. Whitesides                          3. To transact such other business as may properly come
                                                               before the Meeting.

            FOR          WITHHELD
            [ ]            [ ]                               MARK HERE                      MARK HERE IF
                                                            FOR ADDRESS      [ ]            YOU PLAN TO     [ ]
                                                             CHANGE AND                      ATTEND THE
                                                            NOTE AT LEFT                      MEETING

/ /                                                         Sign as name appears. Joint owners must both sign. Attorney,
--------------------------------------                      executor, administrator, trustee or guardian must give title.
For all nominees except as noted above                      A corporation or partnership must sign in its name by
                                                            authorized person.

                                                            Signature:                         Date:
                                                                      -------------------------     ------------

                                                            Signature:                         Date:
                                                                      -------------------------     ------------